                                                                    EXHIBIT 10.4



                              THE DII GROUP, INC.


                          PERFORMANCE SHARE AGREEMENT


                                PURSUANT TO THE



                           1994 STOCK INCENTIVE PLAN

     This Performance Share Agreement is made and entered into as of the Date of Award specified herein, by and between THE DII GROUP, INC., a Delaware corporation (the "Company") and Ronald R. Budacz (the "Grantee")

                              W I T N E S S E T H:

     WHEREAS, the Company maintains the The DII Group, Inc. 1994 Stock Incentive Plan (the "Plan") under which the Compensation Committee of the Company's Board of Directors (the "Compensation Committee") may, among other things, grant awards of performance shares in the form of shares of the Company's Common Stock, $.01 par value per share ("Common Stock"), subject to such terms, conditions and restrictions as the Compensation Committee may deem appropriate; and

     WHEREAS, pursuant to the Plan, the Compensation Committee has granted the Grantee an award of performance shares conditioned upon the execution by the Company and the Grantee of a Performance Share Agreement setting forth all the terms, conditions and restrictions relating to the performance shares.

     NOW, THEREFORE, in consideration of the foregoing recitals and the covenants set forth herein, the parties hereto hereby agree as follows:

     1. Award of Performance Shares. Pursuant to the terms of the Plan, the Compensation Committee has granted to the Grantee a performance share award as of January 1, 1997 (the "Date of Award"), covering 100,000 shares of Common Stock (the "Performance Shares"), subject to the terms, conditions and restrictions set forth in this Agreement. This Performance Share award is subject to approval by the stockholders of the Company at the 1997 Annual Meeting of Stockholders of an amendment to the Plan to permit issuances and grants to an executive covering up to a maximum of 150,000 shares per annum.

     2. Restrictions. Until a Performance Share vests, it may not be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner whatsoever.

     3. Vesting of Performance Shares. Subject to accelerated vesting in accordance with the provisions of Sections 4 and 5 hereof and subject to forfeiture in accordance with the provisions of Section 6 hereof, the Performance Shares shall vest one-quarter on the first anniversary of the Date of Award, one-quarter on the second anniversary of the Date of Award, one-quarter on the third anniversary of the Date of Award, and one-quarter on the fourth anniversary of the Date of Award.

     4. Acceleration of Vesting upon Death, Disability. If the employment of the Grantee shall terminate by reason of the Grantee's death or Disability (as hereinafter defined), all of the Performance Shares granted hereunder and not previously vested hereunder shall vest in full upon such termination. For purposes of this Agreement, Disability shall have the meaning set forth in
Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

     5. Acceleration of Vesting upon Change of Control. Upon a Change of Control (as hereinafter defined), all Performance Shares granted hereunder shall immediately vest in full. For purposes hereof, a Change of Control shall be deemed to have taken place upon the occurrence of any of the following events:

        (i) any person (which shall mean and include any individual, corporation, partnership, group, association or other "person", as such term is used in Sections 13 and 14 of the Securities Exchange Act of 1934, as amended) is, becomes, or has the right to become the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the shares of Common Stock then outstanding, whether or not such person continues to be the beneficial owner of securities representing 20% or more of the outstanding shares of Common Stock; or

        (ii) as the result of, or in connection with, any tender or exchange offer, merger or other business combination, sale of assets or contested election, any announcement of an intention to make any of the foregoing transactions, or any combination of the foregoing transactions (a "Transaction"), those persons who were directors of the Company before the Transaction and were otherwise unaffiliated with any other party to the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company (a "Change in the Board"); or

        (iii) the stockholders of the Company approve any merger, consolidation, reorganization, liquidation, dissolution, or sale of all or substantially all of the Company's assets in which neither the Company nor a successor resulting from a change in domicile or form of organization will survive as an independent, publicly-owned corporation.

     Notwithstanding anything herein to the contrary, no Change of Control shall be deemed to have occurred by virtue of any event which results in any of the following:

          (i) the acquisition, directly or indirectly, of 20% or more of the outstanding shares of Common Stock by (A) the Grantee or a person including the Grantee, (B) the Company, (C) a subsidiary of the Company, or (D) any employee benefit plan of the Company or of a subsidiary, or any entity holding securities of the Company recognized, appointed, or established by the Company or by a subsidiary for or pursuant to the terms of such plan; or

          (ii) a Change in the Board resulting from any Transaction in which the Grantee or a person including the Grantee participates, directly or indirectly, with any party to the Transaction other than the Company.

     6. Forfeiture of Performance Shares.  Except as otherwise provided in
Section 4 or 5 hereof, in the event the Grantee shall cease to be an employee of the Company or any of its subsidiaries for any reason, or for no reason, then, the then unvested portion of the award of Performance Shares shall be forfeited, the Grantee shall have no further rights under this Agreement and the Common Stock covered by the Performance Shares shall revert to the Company.

     7. Change in Common Stock or Corporate Structure. In the event of any stock dividend, stock split, combination or exchange of shares of Common Stock, recapitalization or other change in the capital structure of the Company, corporate separation or division (including, but not limited to, split-up, spin-off or distribution to Company shareholders other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets, rights offering, merger, consolidation, reorganization or partial or complete liquidation, or any other corporate transaction or event having an effect similar to any of the foregoing, the number of Performance Shares subject to the award granted hereunder shall be equitably and appropriately adjusted, as determined by the Compensation Committee in its discretion. Any such adjustment made by the Compensation Committee shall be conclusive and binding upon the Grantee, the Company and all other interested persons.

     8. Payment of Withholding Taxes. If the Company becomes obligated to withhold an amount of any federal, state or local tax imposed as a result of the issuance of the Performance Shares to the Grantee pursuant to this Agreement or the vesting of Performance Shares hereunder, including without limitation, any federal, state or other income tax, or any F.I.C.A., state disability insurance tax or other employment tax (the date upon which the Company becomes so obligated shall be referred to herein as the "Withholding Date"), then the Grantee shall pay such amount (the "Withholding Liability") to the Company on the Withholding Date in cash or by check payable to the Company. The Grantee hereby consents to the Company withholding the full amount of the Withholding Liability from any compensation or other amounts otherwise payable to the Grantee if the Grantee does not pay the Withholding Liability to the Company on the Withholding Date, and the Grantee agrees that the withholding and payment of any such amount by the Company to the relevant taxing authority shall constitute full satisfaction of the Company's obligation to pay such compensation or other amounts to the Grantee. The Grantee shall be entitled to elect to have the Company withhold from any vested Performance Shares to be delivered to the Grantee a sufficient number of such shares to satisfy the Withholding Liability.

     9. Stock Certificates. Upon the vesting of any part of the Performance Shares (and subject to payment by the Grantee of the Withholding Liability pursuant to Section 8 hereof), the Company shall cause a stock certificate covering the appropriate number of shares registered on the Company's books in the name of the Grantee to be delivered to the Grantee. All Performance Shares which vest under this Agreement shall be fully paid and non-assessable.

     10. Voting, Dividends. The Grantee shall have no rights as a stockholder (including no rights to vote or receive dividends or distributions) with respect to any Performance Shares until such Performance Shares vest in accordance with the terms and provisions of this Agreement. Notwithstanding the foregoing, the Grantee will be entitled to receive dividend equivalents with respect to the Performance Shares as provided in this Section 10.

     In the event of an ordinary cash dividend on the shares of Common Stock of the Company the record date of which is prior to the vesting or forfeiture of any Performance Shares, the Company shall allocate for the Grantee an amount equal to the amount of such ordinary cash dividend multiplied by the number of Performance Shares, and the Grantee shall become entitled to receive any such amounts upon the vesting of the corresponding Performance Shares, provided that any rights to receive such amounts shall be forfeited upon the forfeiture of the corresponding Performance Shares.

     11. Deferral. Grantee may elect to defer all or part of his Performance Shares upon vesting, in accordance with the provisions of the Company's Deferred Compensation Plan. Any such deferral shall be made in writing in accordance with the provisions of the Deferred Compensation Plan. In cases of deferral, shares otherwise issuable to Grantee shall be issued to the Trust established pursuant to the Deferred Compensation Plan.

     12. Employment Rights. Nothing in this Agreement shall be deemed to confer on the Grantee the right to continue in the employ of the Company or any of its subsidiaries or affect the right of the Company to terminate the employment of the Grantee at any time with or without cause.

     13. Nontransferability. The rights of the Grantee with respect to the Performance Shares may not be assigned or transferred, otherwise than by will or the laws of descent and distribution.

     14. Impact on Other Benefits. The value of the Performance Shares awarded hereunder (either on the Date of Award or at the time of vesting) shall not be includable as compensation or earnings for purposes of any other benefit plan offered by the Company.

     15. Interpretation. This Agreement and the Performance Shares awarded hereunder are subject to all of the terms and provisions of the Plan. In the event of any conflict or inconsistency between the terms and provisions of this Agreement and the Plan, the terms and provisions of the Plan shall govern. The Compensation Committee shall have the sole and complete authority and discretion to decide any questions concerning the application, interpretation or scope of any of the terms and conditions of this Agreement and the Plan, and its decisions shall be binding and conclusive upon all interested parties.

     16. Amendment. This Agreement shall be subject to the terms of the Plan, as amended, except that the award of Performance Shares that is the subject of this Agreement may not in any way be restricted or limited by any Plan amendment or termination approved after the Date of Award without the Grantee's written consent.

     17. Force and Effect. The various provisions of this Agreement are severable in their entirety. Any determination of invalidity or unenforceability of any one provision shall have no effect on the continuing force and effect of the remaining provisions.

     18. Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware.

     19. Successors. This Agreement shall be binding upon and inure to the benefit of the successors, assigns and heirs of the respective parties.

     20. Entire Agreement. This Agreement contains the entire understanding of the parties and shall not be modified or amended except by written instrument duly signed by the parties. No waiver by either party of any default under this Agreement shall be deemed a waiver of any later default.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Date of Award stated above.

                                         THE DII GROUP, INC.


                                         By:
                                            -----------------------------------


                                            -----------------------------------
                                              GRANTEE